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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of AmeriCredit Automobile Receivable Trust Series 2007-A-X, comprising part of the Registration Statement (No. 333-130439) of our report dated March 7, 2006 relating to the financial statements of XL Financial Assurance Ltd., which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP
Chartered Accountants

Hamilton, Bermuda
January 8, 2007